                                                    Registration No. 333-_______


    As filed with the Securities and Exchange Commission on February 7, 2000

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 VIEW TECH, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

    Delaware                                                    77-0312442
----------------                                          ----------------------
(State or other                                              (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation or
organization)

                                3760 Calle Tecate
                                     Suite A
                           Camarillo, California 93012
                                 (805) 482-8277

         (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
               --------------------------------------------------


                        AMENDED 1997 STOCK INCENTIVE PLAN
                        ---------------------------------
                              (Full title of plan)

                               S. Douglas Hopkins
                             Chief Executive Officer
                                 View Tech, Inc.
                                3760 Calle Tecate
                                     Suite A
                           Camarillo, California 93012
                                 (805) 482-8277

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
               --------------------------------------------------


                                   Copies to:

                               Matthias & Berg LLP
                             1990 South Bundy Drive
                                    Suite 790
                          Los Angeles, California 90025
                           Attn: Jeffrey P. Berg, Esq.
                              Phone (310) 820-0083
                               Fax (310) 820-8313

(REGISTRATION STATEMENT COVER PAGE CONTINUED)

                                     CALCULATION OF REGISTRATION FEE

================================== =================== ============================ =============== ================

                                                                                    Proposed
                                                                                    Maximum
                                                                                    Aggregate       Amount of
Title of Each Class of             Amount to be        Proposed Maximum             Offering        Registration
Securities to be Registered        Registered(1)       Offering Price per Share(1)  Price(1)        Fee(2)
---------------------------------- ------------------- ---------------------------- --------------- ----------------

1997 Stock Incentive Plan -

Common Stock, par value $0.01
per share                              634,900               $3.85                   $2,444,365        $645.32
================================== =================== ============================ =============== ================


----------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the market price of the Company's Common Stock, as of February 4, 2000, with respect to the 634,900 shares to be registered in connection with the Company's Amended 1997 Stock Incentive Plan.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  Plan Information.
         -----------------

         The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:  Registration Information and Employee Plan Annual Information.
         --------------------------------------------------------------

         Upon written or oral request, View Tech, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to View Tech, Inc., S. Douglas Hopkins, Chief Executive Officer, 3760 Calle Tecate, Suite A, Camarillo, California 93012, tel no. (805) 482-8277.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         (a)      Annual Report on Form 10-K for the Year Ended December 31,
                  1998.

         (b) Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 1999.

         (c) Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1999.

         (d) Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 1999.

         (e) Registration Statement on Form S-8 (No. 333-30389), filed as of June 30, 1997, with the Commission.

         (f) Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on May 25, 1999, filed as of April 28, 1999, with the Commission.

         (g) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not Applicable

ITEM 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall, to the fullest extent authorized by Delaware law, indemnify any director who is made, or is threatened to be made, a party to an action or proceeding, whether civil or criminal, administrative or investigative, by reason of being a director of the Registrant or a predecessor corporation of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation; PROVIDED, HOWEVER, that the Registrant shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Registrant's Board of Directors (the "Board"). The Bylaws further provide that such indemnification provisions shall: (i) not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacities and as to actions in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws provide that the Registrant's obligation to provide indemnification shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person. The Bylaws further provide that the Board in its discretion shall have the power to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

         The Bylaws also provide that expenses incurred by a director of the Registrant in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant, as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, the Registrant shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Registrant and approved by a majority of the Board which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the Registrant or any other willful and deliberate breach of bad faith of such agent's duty to the Registrant or its stockholders.

         In addition, the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct, (iii) for knowing violations of law, (iv) for any transaction from which the director derived any improper personal benefit to the director, and (v) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law. Further, if the Delaware General Corporation Law is amended, after approval by the Company's stockholders of this provision in the Certificate of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in his or her capacity as a director or officer.

         Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 8:  Exhibits
         --------

5.1      Opinion of Matthias & Berg LLP
23.1     Consent of Matthias & Berg LLP (included in Exhibit 5.1)
23.2     Consent of Arthur Andersen LLP
23.3     Consent of Carpenter, Kuhen & Sprayberry, Independent Public
         Accountants
24.1     Power of Attorney (included in signature page)
99.1     1997 Stock Incentive Plan(1)
99.2     Amended 1997 Stock Incentive Plan

----------------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (No. 333-30389), filed as of June 30, 1997, with the Commission.

----------------------------------



ITEM 9:  Undertakings
         ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

         (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

         The undersigned registrant hereby under takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camarillo, California, on this 7th day of February, 2000.

                               VIEW TECH, INC.



                               By: /s/ S. Douglas Hopkins
                                   -------------------------------------------
                                   S. Douglas Hopkins, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Capacity in Which Signed                    Date
---------                                   ------------------------                    ----


/s/ S. Douglas Hopkins                      Chief Executive Officer                     February 7, 2000
------------------------------              (Principal Executive Officer)
S. Douglas Hopkins


/s/ Christopher Zigmont                     Chief Financial Officer                     February 7, 2000
------------------------------              (Principal Financial Officer
Christopher Zigmont                         and Principal Accounting
                                            Officer)


/s/ Paul C. O'Brien                         Chairman of the Board of Directors          February 7, 2000
------------------------------
Paul C. O'Brien


/s/ Franklin A. Reece, III                  Director                                    February 7, 2000
------------------------------
Franklin A. Reece, III


/s/ Robert F. Leduc                         Director                                    February 7, 2000
------------------------------
Robert F. Leduc


/s/ David F. Millet                         Director                                    February 7, 2000
------------------------------
David F. Millet


/s/ William J. Shea                         Director                                    February 7, 2000
------------------------------
William J. Shea

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Douglas Hopkins and Christopher Zigmont, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Capacity in Which Signed                    Date
---------                                   ------------------------                    ----


/s/ S. Douglas Hopkins                      Chief Executive Officer                     February 7, 2000
------------------------------              (Principal Executive Officer)
S. Douglas Hopkins


/s/ Christopher Zigmont                     Chief Financial Officer                     February 7, 2000
------------------------------              (Principal Financial Officer
Christopher Zigmont                         and Principal Accounting
                                            Officer)


/s/ Paul C. O'Brien                         Chairman of the Board of Directors          February 7, 2000
------------------------------
Paul C. O'Brien


/s/ Franklin A. Reece, III                  Director                                    February 7, 2000
------------------------------
Franklin A. Reece, III


/s/ Robert F. Leduc                         Director                                    February 7, 2000
------------------------------
Robert F. Leduc


/s/ David F. Millet                         Director                                    February 7, 2000
------------------------------
David F. Millet


/s/ William J. Shea                         Director                                    February 7, 2000
------------------------------
William J. Shea

                                  EXHIBIT INDEX
                                  -------------

                                                                   Sequentially
Document       Description of Document                             Numbered Page
--------       -----------------------                             -------------

5.1            Opinion of Matthias & Berg  LLP
23.1           Consent of Matthias & Berg LLP (included in Exhibit 5.1)
23.2           Consent of Arthur Andersen LLP
23.3           Consent of Carpenter, Kuhen & Sprayberry, Independent
               Public Accountants
24.1           Power of Attorney (included on signature page)
99.1           1997 Stock Incentive Plan(1)
99.2           Amended 1997 Stock Incentive Plan


----------------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (No. 333-30389), filed as of June 30, 1997, with the Commission.

----------------------------------